The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333- 266487-04
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 8, 2023
Prospectus Supplement
To Prospectus Dated August 3, 2022
$
Baltimore Gas and Electric Company
    % Notes due 2053

We are offering $      of our    % notes due 2053, which we refer to as the “notes” in this prospectus supplement. We will pay interest on the notes semi-annually on June 1 and December 1 of each year, beginning December 1, 2023. The notes will mature on June 1, 2053.
We may redeem the notes at any time prior to maturity, in whole or in part, upon at least 10 days’ and not more than 60 days’ notice, at the applicable redemption price described in this prospectus supplement under “Description of the Notes — Redemption at Our Option.”
The notes will be our direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or automated quotation system.
Investing in our notes involves risks. Please see “Risk Factors” on page S-5 of this prospectus supplement.
	Price to Public(1)		Underwriting Discount		Proceeds, before expenses, to us
Per note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from May   , 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect that delivery of the notes will be made to investors through the book-entry system of The Depository Trust Company, or DTC, and its participants, Clearstream Banking, societê anonyme and Eurostream Bank S.A./N.V., against payment in New York, New York on or about May   , 2023.

Joint Book-Running Managers
BNP PARIBAS	Credit Agricole CIB	MUFG	Scotiabank
Credit Suisse	US Bancorp

Senior Co-Managers
BNY Mellon Capital Markets, LLC	Santander
The date of this prospectus supplement is May   , 2023

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the notes, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or the SEC, that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes, this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.
This prospectus supplement, the accompanying prospectus, any related free writing prospectus required to be filed with the SEC and any written communication from us or the underwriters specifying the final terms of the offering that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters or their affiliates and agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters or their affiliates and agents are making an offer of these notes in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
Baltimore Gas and Electric Company is a subsidiary of Exelon Corporation, or Exelon. The accompanying prospectus also includes information about Exelon and its affiliates, Commonwealth Edison Company, or ComEd, PECO Energy Company, or PECO, Potomac Electric Power Company, or PEPCO, Delmarva Power & Light Company, or DPL, and Atlantic City Electric Company, or ACE, and their securities, which does not apply to us or the notes. The notes are solely our obligations and not obligations of Exelon or of its other affiliates.
When we refer to “BGE,” “the Company,” “we,” “us,” or “our” in this prospectus supplement, we mean Baltimore Gas and Electric Company and, unless the context otherwise indicates, does not include any of our subsidiaries or other affiliates.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither BGE nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the

EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither BGE nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
FORWARD-LOOKING STATEMENTS
Certain of the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed in this prospectus supplement and the accompanying prospectus; (b) those factors discussed in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2022: PART I, ITEM 1A. Risk Factors, PART II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and PART II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (c) those factors discussed in PART I, ITEM 1. Financial Statements: Note 12 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023; and (d) other factors discussed herein and in other filings with the SEC made by us, as applicable.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
BALTIMORE GAS AND ELECTRIC COMPANY
We are a regulated electric transmission and distribution utility company and a regulated gas distribution utility company with a service territory that covers the City of Baltimore and all or part of 10 counties in central Maryland. We are a public service company under the Public Utilities Article of the Maryland Annotated Code subject to regulation by the Maryland Public Service Commission, with respect to electric and gas distribution rates and service, the issuances of certain securities and certain other aspects of our operations. We are a public utility under the Federal Power Act subject to regulation by Federal Energy Regulatory Commission with respect to electric transmission rates and certain other aspects of our business and by the U.S. Department of Transportation as to pipeline safety and other areas of gas operations. Specific operations of ours are subject to the jurisdiction of various other federal, state, regional and local agencies. Additionally, we are also subject to North American Electric Reliability Corporation mandatory reliability standards.
Our electric service territory includes an area of approximately 2,300 square miles. Our gas service territory includes an area of approximately 3,050 square miles. We deliver electricity to approximately 1.3 million customers and natural gas to approximately 0.7 million customers.
We were incorporated in the State of Maryland in 1906. Our principal executive offices are located at 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201, and our telephone number is (410) 234-5000.

SUMMARY FINANCIAL INFORMATION
We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus or previously filed with the SEC. You should read the summary information together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
	Year Ended December 31,			Three Months Ended March 31,
	2022	2021	2020	2023	2022
	($ in millions)			(unaudited)
Income Statement Data
Operating revenues	$3,895	$3,341	$3,098	$1,257	$1,154
Operating income	519	481	500	293	235
Net income	380	408	349	200	198
Cash Flow Data
Cash interest paid, net of amount capitalized	$(147)	$(134)	$(125)	$(37)	$(38)
Capital expenditures	(1,262)	(1,226)	(1,247)	(350)	(303)
Net cash flows provided by operating activities	760	729	884	309	277
Net cash flows used in investing activities	(1,251)	(1,208)	(1,245)	(347)	(300)
Net cash flows provided by financing activities	503	389	481	(8)	43
	As of December 31,			As of March 31, 2023
	2022	2021	2020
	($ in millions)			(unaudited)
Balance Sheet Data
Property, plant and equipment, net	$11,338	$10,577	$9,872	$11,493
Regulatory assets, including current portion	704	692	649	770
Total assets	13,350	12,324	11,650	13,411
Regulatory liabilities, including current portion	863	960	1,139	852
Long-term debt, including long-term debt due within one year	4,207	3,961	3,664	4,208
Total liabilities	8,414	7,754	7,453	8,118
Total shareholders’ equity	4,936	4,570	4,197	5,293

RISK FACTORS
Investing in the notes involves risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference in this prospectus supplement and the accompanying prospectus, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. See “Where You Can Find More Information” in this prospectus supplement.
There may be no public market for the notes.
We can give no assurances concerning the liquidity of any markets that may develop for the notes offered by this prospectus supplement, the ability of any investor to sell any of the notes or the price at which investors would be able to sell them. If markets for the notes do not develop, investors may be unable to resell the notes for an extended period of time, if at all. If markets for the notes do develop, they may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.
The Indenture does not restrict the amount of additional debt that we may incur.
The notes and indenture pursuant to which the notes will be issued do not place any limitation on the amount of indebtedness, secured or unsecured, that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes and a risk that one or more of the credit ratings of the notes are lowered or withdrawn.
USE OF PROCEEDS
We anticipate our net proceeds from the sale of the notes will be approximately $      after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds we receive from the issuance and sale of the notes (i) to repay certain outstanding commercial paper obligations, (ii) to redeem $300 million aggregate principal amount outstanding of our 3.350% notes due July 1, 2023, and (iii) for general corporate purposes. As of May 5, 2023, we had approximately $212 million of outstanding commercial paper obligations, which had remaining maturities of less than 30 days and annual interest rates of 5.23%. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

CAPITALIZATION AND SHORT-TERM BORROWINGS
The following table shows our consolidated capitalization and short-term borrowings as of March 31, 2023 and as adjusted to reflect the issuance of the notes and the use of the net proceeds of this offering as forth under “Use of Proceeds” above. This table is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.
	As of March 31, 2023
	Actual		As Adjusted
	(In millions)	(% of Capitalization and Short-term Borrowings)	(In millions)	(% of Capitalization and Short-term Borrowings)
Short-term borrowings	$243	3.0%	$	%
Long-term debt:
Long-term debt of BGE (including current portion)(1)	4,208	43.0%		%
% notes due 2053	—	—		%
Total shareholder’s equity(2)	5,293	54.0%		%
Total capitalization and short-term borrowings	$9,744	100.0%	$	100.0%

(1)
Includes $300 million of our notes due July 1, 2023, that we intend to redeem using a portion of the proceeds of this offering. See “Use of Proceeds” in this prospectus supplement.

(2)
Total shareholder’s equity includes common stock shareholder equity and retained earnings.

DESCRIPTION OF THE NOTES
The following description of the notes is only a summary and is not intended to be comprehensive. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
General
We will issue $      of the    % notes due 2053 under an indenture dated as of September 1, 2019, or the Indenture, which is a contract between us and the successor trustee, U.S. Bank Trust Company, National Association, or the Trustee, as it has been and may be further supplemented from time to time. The form of the Indenture is filed as an exhibit to the registration statement that contains the accompanying prospectus. Subject to the limitations described in this prospectus supplement and the accompanying prospectus, we may issue additional notes under the Indenture or under any other indenture with the same priority as the notes offered hereby, including notes having the same series designation and terms (except for the public offering prices and the issue date) as the notes offered hereby, without the approval of the holders of outstanding notes under the Indenture, including the holders of the outstanding notes offered hereby. An officer’s certificate will establish the terms of the notes under the Indenture.
The terms of the notes will not necessarily afford you protection in the event of particular transactions or upon the occurrence of particular events that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us or our subsidiaries, whether or not in connection with a change of control. As a result, we could enter into any such transaction even though the transaction could adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes. The notes will not contain any provisions that will require us to redeem, or permit the holders of the notes to cause a redemption or purchase of, the notes upon the occurrence of any particular event. However, we may redeem some or all of the notes at any time or from time to time prior to maturity, at our option, as described in this prospectus supplement under “Redemption at Our Option” below.
Ranking
The notes will be our direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. The notes will not be obligations of, or guaranteed by, any of our subsidiaries. The Indenture does not limit our ability to issue secured debt senior to the notes or the amount of debt we or our subsidiaries may issue, whether secured or unsecured.
Please see “Capitalization and Short-Term Borrowings” in this prospectus supplement for information with respect to the long-term debt and short-term borrowings of us and our subsidiaries as of March 31, 2023.
Interest Rate and Maturity
We will pay interest on the notes at the fixed rate of    % per annum, payable semi-annually on June 1 and December 1 of each year, beginning December 1, 2023. The notes will mature on June 1, 2053.
Interest on the notes will accrue from and include the date that the notes are issued to and excluding the date of maturity or redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On each interest payment date, we will pay interest on each note to the person in whose name the note is registered at the close of business on the record date for such interest. So long as all of the notes remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day immediately preceding the applicable interest payment date. If any of the notes do not remain in book-entry only form, the record date for each interest payment date will be the close of business on the first calendar day immediately preceding the applicable interest payment date. If any interest payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest or other payment will be paid in respect of such delay. “Business Day” means any day that is not a Saturday, a Sunday, or a day on which commercial banking institutions in New York City, are generally authorized or required by law or executive order to be closed.
Form and Denomination
The notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will initially be issued in “book-entry only form,” represented by a permanent global debt security registered in the name of The Depository Trust Company, which we refer to as DTC, or its nominee. However, we reserve the right to issue notes in certificated form registered in the name of the noteholders. For so long as the notes are registered in the name of DTC or its nominee, we will pay the principal, premium, if any, and interest due on the notes to DTC for payment to its participants for subsequent disbursement to the beneficial owners. For further information on DTC and its practices, see “Book-Entry System” below.
Redemption at Our Option
At any time prior to December 1, 2052 (i.e., six months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points less (b) interest accrued to the date of redemption; and

•
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall have no duty to calculate the redemption price nor shall it have any duty to review or verify our calculations of the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days, but not more than 60 days, before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair in accordance with the applicable depositary procedures and any applicable stock exchange rules. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
If, at the time a redemption notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received. Any redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies.
Events of Default
An “Event of Default” with respect to a series of debt securities issued under the Indenture means any of the following:
•
we fail to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

•
we fail to pay any interest on any debt security of that series for 30 days after such interest is due;

•
we fail to observe or perform any other covenants or agreements set forth in the debt securities of that series, or in the Indenture in regard to such debt securities, continuously for 60 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series); or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the Indenture. If an Event of

Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the debt securities of the affected series may declare the entire principal of the debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the debt securities of the particular series affected, on behalf of the holders of all debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Except in cases of default where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless such holders offer the Trustee reasonable security or indemnity. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series of debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the notes, the following must occur:
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you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of 25% of the principal amount of all outstanding notes must make a written request that the Trustee take action because of the default, and must offer reasonable security or indemnity to the Trustee against the cost and other liabilities of taking that action; and

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the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on the notes on or after their due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Indenture and the debt securities issued thereunder, including the notes.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of debt securities of the series affected then outstanding:
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extending the fixed maturity;

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reducing the interest rate, changing the method of establishing the interest rate or extending the time of payment of interest;

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reducing any premium payable upon redemption;

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reducing the principal amount;

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reducing the amount of principal payable upon acceleration of the maturity of a discounted debt security following default;

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changing the currency of payment; or

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reducing the percentage of securityholders whose consent is required to modify or amend the Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to those changes specified in the Indenture, including those which are of an administrative nature or are changes that would not adversely affect holders of the debt securities.
Changes Requiring 66 2∕3% of all Holders to Approve
A vote in favor by securityholders owning not less than 66 2∕3% of the principal amount of the debt securities of a particular series of affected debt securities is required for any other matter listed in the Indenture.
Consolidation, Merger or Sale
We may not merge or consolidate with any entity, or sell substantially all of our assets as an entirety, unless:
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we are the continuing entity, or the successor entity expressly assumes the payment of principal, and premium, if any, and interest, on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor corporation, is not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Indenture binding on us.

Discharge
The Indenture provides that we can discharge and satisfy all of our obligations under any series of debt securities that are payable within one year, or under any series of debt securities that we deliver to the Trustee (and that have not already been cancelled), by depositing with the Trustee or any paying agent, enough funds to pay the principal and interest due or to become due on such debt securities until their maturity date.
Governing Law
The Indenture and the notes are governed by the laws of the State of New York.
Concerning the Trustee
We and our affiliates use or may use some of the banking services of the Trustee in the normal course of business.
Book-Entry System
We will issue the notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred, except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York

Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for (over 3.5 million issues of) U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.
Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the Indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the Indenture.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.
DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the notes has occurred and is outstanding, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in the notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Neither we, the trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct participants or beneficial owners.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary deals only with beneficial owners of the notes that purchase the notes in this offering at their “issue price” (generally, the first price at which a substantial amount of the notes are sold for money to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, nor does it address tax considerations applicable to beneficial owners that may be subject to special tax rules, including, but not limited to, certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, governments, or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, real estate investment trusts, regulated investment companies, persons who mark their securities to market for federal income tax purposes, certain former citizens or residents of the United States subject to section 877 of the Code, part-year non-resident aliens, controlled foreign corporations, passive foreign investment companies and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security, conversion transaction, or situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar. Moreover, the effects of any applicable federal estate or gift, state, local or non-United States tax laws are not discussed. The following discussion assumes that the notes will be issued with no (or de minimis) original issue discount.
In the case of a beneficial owner of the notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. Persons who are partners of a partnership holding the notes should consult their own tax advisors.
The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase, ownership, or disposition of the notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under any other federal tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.
Effect of Certain Contingencies
In certain circumstances, we may be required to pay amounts in excess of stated interest and principal on the notes. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments” (CPDIs) in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. However, under these Treasury regulations, one or more contingencies will not cause a series of the notes to be treated as CPDIs if, as of the issue date of such series of notes, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such excess amounts should be treated as remote and/or incidental and do not result in the notes being treated as CPDIs under applicable Treasury regulations.
Our position that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the notes that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS may require a holder to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat all or part of any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes as ordinary income rather than capital gain. Holders of notes should consult their own tax advisors regarding the tax consequences of the notes being treated as CPDIs. The remainder of this discussion assumes that the notes will not be treated as CPDIs for United States federal income tax purposes.
United States Holders
The following is a summary of certain United States federal income tax considerations for a United States Holder. For purposes of this summary, the term “United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:
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an individual who is a citizen or a resident of the United States;

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a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (ii) the trust was in existence on August 20, 1996 and has made a valid election under applicable Treasury regulations to continue to be treated as a United States person.

Taxation of stated interest on a note
Stated interest on a note generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s regular method of accounting for United States federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the disposition, and (ii) the United States Holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder, reduced, as applicable, by any principal payments on the note received by such United States Holder. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the United States Holder has held the note for more than one year. In general, long-term capital gains of a non-corporate United States Holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Each United States Holder should consult its own tax advisors as to the deductibility of capital losses in its particular circumstances.
Medicare tax
An additional 3.8% tax is imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (i) the United States Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year, and (ii) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States Holder that is an individual, estate or trust, should consult a tax advisor regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in the notes.
Information reporting and backup withholding
In general, information reporting requirements apply with respect to payments to certain non-corporate United States Holders of principal, premium, if any, and interest on a note, and payments to such holders of the proceeds of the sale, exchange, redemption, retirement or other taxable disposition of a note. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24%, if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in section 3406(c) of the Code, or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such holder’s United States federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Non-United States Holders
The following is a summary of the material United States federal income tax consequences that will apply to a non-United States Holder. As used herein, the term “non-United States Holder” means a beneficial owner of notes that is a nonresident alien individual, a foreign corporation, a foreign estate or trust (other than a grantor trust), in each case, for United States federal income tax purposes and that is not a United States Holder. Specific rules may apply to non-United States Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain United States expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such non-United States Holders should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
Payment of interest
Subject to the discussions below under “Effectively connected income,” “Information reporting and backup withholding,” and “FATCA compliance,” interest paid on a note by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exception,” provided that (i) the non-United States Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (iii) the non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (iv) either (a) the non-United States Holder provides to us or our paying agent the required certifications set forth under section 871(h) and section 881(c) of the Code, as described in the following paragraph, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that it has received such required certification from the non-United States Holder or a qualifying intermediary and furnishes a copy to us or our agent.
To qualify for the exemption from withholding tax with respect to the notes, a non-United States Holder generally will be required to provide a statement signed under penalty of perjury that certifies that such non-United States Holder is the beneficial owner of the note and is not a United States person as defined in the Code and provides such non-United States Holder’s name and address. This statement generally will be made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a substantially similar substitute form. A non-United States Holder must further inform the recipient of such form of any change in the information on the statement within 30 days of such change. Special procedures apply in the case of a payment to a foreign partnership or to certain foreign trusts.
A non-United States Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of United States federal income tax at a rate of 30% on payment of interest on the notes. A non-United States Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to an exemption from, or a reduced rate of, United States withholding tax. In general, a non-United States Holder is only eligible for an exemption or reduced rate if it furnishes a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, or a substantially similar substitute form, and any applicable attachments claiming the exemption from, or reduction in, withholding tax under the tax treaty and complies with any other applicable procedures.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Subject to the discussions below under “Effectively connected income,” “Information reporting and backup withholding,” and “FATCA compliance,” a non-United States Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, retirement or other taxable disposition of notes unless the non-United States Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met. If a non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption, retirement or other taxable disposition of a note, then such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such realized gain (which gain shall be calculated in the same manner discussed above under “United States Holders — Sale, exchange, redemption, retirement or other taxable disposition of the notes”), which may be offset by losses allocable to sources within the United States.
Effectively connected income
If a non-United Stated Holder is engaged in the conduct of a trade or business in the United States, and if interest on the notes or gain realized on a taxable disposition of notes is effectively connected with the conduct of such trade or business (and, generally, if an income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by the non-United States Holder), the non-United States Holder generally will be exempt from the withholding tax discussed in the preceding paragraphs (provided that the non-United States Holder provides a properly completed and executed IRS Form W-8ECI or substantially similar substitute form). However, the non-United States Holder generally will be subject to United States federal income tax on such income or gain on a net income basis in the same manner as if it were a United States Holder (unless an applicable treaty provides otherwise). In addition, if such a non-United States Holder is a corporation, such non-United States Holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Information reporting and backup withholding
The amount of interest paid to certain non-United States Holders on the notes and the tax withheld (if any) with respect to such interest, will be reported annually to the IRS, even if such non-United States Holders are exempt from the 30% withholding tax described above. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-United States Holder is a resident under the provisions of an applicable income tax treaty or information exchange agreement.
A non-United States Holder will be subject to backup withholding on interest paid to such non-United States Holder unless such non-United States Holder certifies under penalties of perjury that it is not a United States person as defined under the Code (and certain other conditions are met) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
Information reporting and, if applicable, backup withholding generally will apply to the proceeds of a disposition of notes by a non-United States Holder effected within the United States or through certain United States-related financing intermediaries, unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (and certain other conditions are met) or otherwise establishes an exemption from such requirements. Under current law, the backup withholding rate is 24%.
FATCA compliance
Sections 1471 through 1474 of the Code and related Treasury guidance, collectively referred to as FATCA, generally impose United States federal withholding tax at a rate of 30% on payments to certain foreign entities of United States-source interest income (including interest paid on the notes), unless various information reporting and diligence requirements are satisfied. This tax would generally apply in the case of notes held through foreign financial institutions that do not satisfy such requirements. Such withholding will not apply if such foreign financial institution (i)(a) enters into, and is in compliance with, an agreement with the United States government to withhold on certain payments and to collect and provide to the IRS substantial information regarding United States account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (b) resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA, and (ii) provides the withholding agent with a certification that such foreign financial institution is eligible to receive the applicable payment free of FATCA withholding. No additional amounts will be payable by us on account of any withholding obligation that is imposed with respect to payments on a note as a result of the failure of any beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA (or any other withholding tax provisions). Foreign entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to modified rules. Under proposed Treasury regulations, the FATCA withholding tax will not apply to the gross proceeds from the sale or other disposition of assets such as the notes. These proposed regulations state that they shall be relied upon until final regulations are issued. Non-United States Holders should consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the notes.
The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the notes should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

UNDERWRITING
We are selling the notes to the underwriters named in the table below pursuant to an underwriting agreement dated the date hereof, and each of the underwriters have severally agreed to purchase from us the respective principal amount of notes set forth opposite its name below:
Underwriter	Principal Amount of Notes
BNP Paribas Securities Corp.	$
Credit Agricole Securities (USA) Inc.
MUFG Securities Americas Inc.
Scotia Capital (USA) Inc.
Credit Suisse Securities (USA) LLC
U.S. Bancorp Investments, Inc.
BNY Mellon Capital Markets, LLC
Santander US Capital Markets LLC
Total	$
The obligations of the several underwriters to purchase the notes are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the notes may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have advised us that they propose to initially offer the notes to the public at the price to public appearing on the cover page of this prospectus supplement and may also offer the notes to certain securities dealers at the price to public on the cover of this prospectus supplement less a concession of    % of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a discount not in excess of    % of the principal amount of the notes to certain brokers and dealers. After the initial public offering, the price to public, concession and discount may be changed.
There is no established trading market for the notes, and the underwriters are not obligated to make a market in the notes. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the notes, the ability of the holders to sell their notes, or the price at which holders will be able to sell their notes.
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the notes. These transactions may include purchases for the purpose of fixing or maintaining the price of the notes.
The underwriters may create a short position in the notes in connection with the offering. That means they sell a larger principal amount of the notes than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase notes in the open market to reduce the short position.
If the underwriters purchase the notes to stabilize the price or to reduce their short position, the price of the notes could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the notes and any of such transactions may be discontinued at any time.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the several underwriters may be required to make in respect of any of those liabilities.

Our expenses associated with the offer and sale of the notes, excluding underwriting discounts, are estimated to be approximately $1,000,000.
The underwriters and their affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their affiliates have engaged, and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility. In particular, the underwriters or their affiliates may hold our outstanding 3.350% notes due July 1, 2023 or commercial paper obligations issued by us, which may be repaid with a portion of the net proceeds received by us from the sale of the notes. See “Use of Proceeds” in this prospectus supplement. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
SELLING RESTRICTIONS
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
European Economic Area
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA;

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BGE.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre (DIFC)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of notes issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
No notes may be offered or sold in Hong Kong, by means of any document, other than: (i) to “professional investors” (as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as defined in the SFO) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that

(a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of either series of the notes, (b) has not offered or sold and will not offer or sell any notes, and (c) has not made and will not make any notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
This prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of either series of the notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
This prospectus supplement and the accompanying prospectus:
•
does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The notes may not be, directly or indirectly, offered for subscription, or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed, in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.
As any offer of notes under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes, you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those securities to investors in Australia, except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
LEGAL MATTERS
McKennon Shelton & Henn LLP, Baltimore, Maryland, will render an opinion as to the validity of the notes for us, and certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Chicago, Illinois. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements of Baltimore Gas and Electric Company incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Exelon, ComEd, PECO, BGE, Pepco Holdings LLC, PEPCO, DPL and ACE file combined reports under the

Exchange Act. Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to BGE is incorporated by reference in this prospectus supplement and the accompanying prospectus. BGE does not make any representation as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than BGE in determining whether to invest in the notes. You can also find more information about us from the sources described below under “Documents Incorporated by Reference.”
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of any such documents that is furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) until the offering of the notes described in this prospectus supplement is terminated:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 14, 2023 (File No. 001-01910); and

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 3, 2023 (File No. 001-01910).

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
COMMONWEALTH EDISON COMPANY
Debt Securities
PECO ENERGY COMPANY
Debt Securities
BALTIMORE GAS AND ELECTRIC COMPANY
Debt Securities
POTOMAC ELECTRIC POWER COMPANY
Debt Securities
DELMARVA POWER & LIGHT COMPANY
Debt Securities
ATLANTIC CITY ELECTRIC COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units;

•
preferred stock in one or more series;

•
depositary shares.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:
•
debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:
•
debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:
•
debt securities

Delmarva Power & Light Company (DPL) may use this prospectus to offer and sell from time to time:
•
debt securities

Atlantic City Electric Company (ACE) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE sometimes refer to the securities listed above as the “Securities.”
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, ComEd, PECO, BGE, Pepco, DPL or ACE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

•
PECO with respect to Securities issued by PECO.

•
BGE with respect to Securities issued by BGE.

•
Pepco with respect to Securities issued by Pepco.

•
DPL with respect to Securities issued by DPL.

•
ACE with respect to Securities issued by ACE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE include those factors discussed herein, as well as the items discussed in (1) the combined 2021 Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE in ITEM 1A. Risk Factors; (2) the registrants’ combined Current Report on Form 8-K filed on June 30, 2022 (recasting certain portions of the combined 2021 Annual Report on Form 10-K) in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by each of the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO, BGE, Pepco, DPL and ACE, in the energy distribution and transmission businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
PECO ENERGY COMPANY
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.
POTOMAC ELECTRIC POWER COMPANY
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.
DELMARVA POWER & LIGHT COMPANY
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and distribution of natural gas to retail customers in portions of New Castle County in Delaware.
DPL was incorporated in Delaware in 1909 and Virginia in 1979. DPL’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
ATLANTIC CITY ELECTRIC COMPANY
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
ACE was incorporated in New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
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the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

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if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.
LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Exelon Corporation’s Current Report on Form 8-K dated June 30, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Exelon Corporation for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this Prospectus by reference to Commonwealth Edison Company, PECO Energy Company’s, Baltimore Gas and Electric Company’s, Potomac Electric Power Company’s, Delmarva Power & Light Company’s, and Atlantic City Electric Company’s Current Report on Form 8-K dated June 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon, ComEd, PECO, BGE, Pepco, DPL and ACE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)
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The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

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Exelon’s Annual Report on Form 10-K for the year ended December 31, 2021 (the financial statements and related audit opinion have been superseded by the financial statements and audit report included in the Form 8-K filed on June 30, 2022);

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Exelon’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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Exelon’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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Exelon’s Current Reports on Form 8-K filed with the SEC on January 6, 2022, January 7, 2022, January 26, 2022, February 2, 2022, February 3, 2022, February 10, 2022, March 7, 2022, April 1, 2022, April 29, 2022.

Commonwealth Edison Company (Exchange Act File No. 1-1839)
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ComEd’s Annual Report on Form 10-K for the year ended December 31, 2021;

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ComEd’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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ComEd’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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ComEd’s Current Reports on Form 8-K filed with the SEC on February 3, 2022, February 11, 2022, March 15, 2022, March 16, 2022 and July 1, 2022.

PECO Energy Company (Exchange Act File No. 000-16844)
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PECO’s Annual Report on Form 10-K for the year ended December 31, 2021;

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PECO’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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PECO’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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PECO’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and May 24, 2022.

Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)
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BGE’s Annual Report on Form 10-K for the year ended December 31, 2021;

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BGE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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BGE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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BGE’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and June 6, 2022.

Potomac Electric Power Company (Exchange Act File No. 001-01072)
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Pepco’s Annual Report on Form 10-K for the year ended December 31, 2021;

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Pepco’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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Pepco’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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Pepco’s Current Reports on Form 8-K filed with the SEC on February 3, 2022 and March 24, 2022.

Delmarva Power & Light Company (Exchange Act File No. 001-01405)
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DPL’s Annual Report on Form 10-K for the year ended December 31, 2022;

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DPL’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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DPL’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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DPL’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Atlantic City Electric Company (Exchange Act File No. 001-03559)
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ACE’s Annual Report on Form 10-K for the year ended December 31, 2021;

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ACE’s Current Report on Form 8-K filed with the SEC on June 30, 2022 (recasting certain portions of the Annual Report on Form 10-K for the year ended December 31, 2021);

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ACE’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2022 and August 3, 2022; and

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ACE’s Current Report on Form 8-K filed with the SEC on February 3, 2022 and February 15, 2022.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

$
Baltimore Gas and Electric Company
    % Notes due 2053

PRELIMINARY PROSPECTUS SUPPLEMENT
May   , 2023

Joint Book-Running Managers
BNP PARIBAS
Credit Agricole CIB
MUFG
Scotiabank
Credit Suisse
US Bancorp

Senior Co-Managers
BNY Mellon Capital Markets, LLC	Santander